Exhibit 10.21

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only	July 22, 2004	,

is made by and between	LMC-Sorrento Investment Company, LLC, a California limited

liability company	(“Lessor”)

and	Ambit Biosciences Corporation, a Delaware corporation

(“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a) Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by
Lessor under the terms of this Lease, ~~commonly known by the street address of~~	described in the Addendum	,

~~located in the City of~~	~~,~~	~~County of~~	~~,~~	~~State of~~

                                                 ~~, with zip code                 , as outlined on Exhibit      attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises):~~                                                                                                                      .

In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)

1.2(b) Parking:                     76                     unreserved vehicle parking spaces (“Unreserved Parking Spaces”); and

                                          ~~reserved vehicle parking spaces (“Reserved Parking Spaces”)~~. (See also Paragraph 2.6)

1.3 Term:         see Addendum         ~~years and              months (“Original Term”) commencing                                                          (“Commencement Date”) and ending                                                          (“Expiration Date”)~~. (See also Paragraph 3)

1.4 Early Possession:                                          N/A                             (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $        see Addendum                 per month (“Base Rent”), payable on the         first         day of each month commencing                     see Addendum                                                 . (See also Paragraph 4) ☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Lessee’s Share of Common Area Operating Expenses: fifty             percent (50%) (“Lessee’s Share”).

1.7 Base Rent and Other Monies Paid Upon Execution:

(a)	Base Rent: $ ~~65,107.00~~  for the period first month .

(b)	Common Area Operating Expenses: $ for the period first month (estimated).

(c)	Security Deposit: $ ~~65,107.00~~ (“Security Deposit”). (See also Paragraph 5)

(d)	Other: $ N/A for N/A

(e)	Total Due Upon Execution of this Lease: $ see Addendum

1.8 Agreed Use:	see Addendum

. (See also Paragraph 6)

1.9 Insuring Party. Lessor is the “Insuring Party.” (See also Paragraph 8)

1.10 Real Estate Brokers: (See also Paragraph 15)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐ Grubb & Ellis/BRE Commercial                                                                  represents Lessor exclusively (“Lessor’s Broker”);

☐ Irving Hughes                                                                                                represents Lessee exclusively (“Lessee’s Broker”); or

☐                                                                                                                        represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of              or      % of the total Base Rent for the brokerage services rendered by the Brokers).

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by     N/A                                                                                                                                                                                          (“Guarantor”). (See also Paragraph 37)

1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs   1.2   through   54   and Exhibits   1 through   2 , all of which constitute a part of this Lease.

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.

2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).

2.3 Compliance. Lessor warrants that the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (“Applicable Requirements”). Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements,

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and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including hut not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6 Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor.

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the Vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor,

2.7 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10 Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so tong as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

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(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate. see Addendum

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. ~~If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.~~

3.3 ~~Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following: see Addendum

(i)	The operation, repair and maintenance, in neat, clean, good order and condition of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire detection and/or sprinkler systems.

(ii)	The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii)	Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.

(iv)	Reserves set aside for maintenance and repair of Common Areas.

(v)	Real Property Taxes (as defined in Paragraph 10).

(vi)	The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

(vii)	Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii)	The cost of any Capital Expenditure to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such Capital Expenditure over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such Capital Expenditure in any given month.

(ix)	Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee’s Share of Common Area Operating Expenses shall be payable by Lessee within 10 days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor’s option, however, an amount may be estimated by Lessor from time to time of Lessee’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year exceed Lessees Share as indicated on such statement, Lessor shall be credited the amount of such over-payment against Lessee’s Share of Common Area Operating Expenses next becoming due. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year were less than Lessee’s Share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any late charges which may be due.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use,

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apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. ~~If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.~~ Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessees objections to the change in the Agreed Use.

6.2 Hazardous Substances. see Addendum

(a) Reportable Uses Require Consent. ~~The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.~~

(b) ~~Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.~~

(c) ~~Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.~~

(d) ~~Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.~~

(e) ~~Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.~~

(f) ~~Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.~~

(g) ~~Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times~~

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~~the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.~~

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance at a rate that is commercially reasonable in the judgment of Lessor’s accountants. Lessee may, however, prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. ~~For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.~~

(c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any

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work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration. see Addendum

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. ~~Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee.~~ Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; indemnity.

8.1 Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance – Building, Improvements and Rental Value.

                (a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood ~~and/or earthquake~~ unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss, Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.

(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed Valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property; Business interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such

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policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessors gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other detects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) ~~“Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.~~

        9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in lull force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires, if Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as

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reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extant inconsistent herewith.

10.	Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

        10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable so Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs. see Addendum

12. Assignment and Subletting.

12.1 Lessor’s Consent Required. see Addendum

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, ~~or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustments to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.~~

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2 Terms and Conditions Applicable to Assignment end Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations

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hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee. Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 or 10% of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed so conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

                (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. see Addendum

(c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(g) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check. In the event of a Breach, Lessor may, with or without further notice or demand, and without

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limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have bean earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises,

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to the greater of one month’s Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee’s right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Lessee’s Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 Additional Commission. ~~In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the~~

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~~Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.~~

15.2 ~~Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, than such amounts shall accrue interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.~~

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. ~~Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor’s interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.~~

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. ~~The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of

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such payment.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. ~~The liability (including court costs and attorneys’ fees), of any Broker with respect to any breach of duty, error or omission relating to this Lease shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

(c) Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance. see Addendum

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, atornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or

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the abandonment by the Other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation). see Addendum

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary “For Sale” signs and Lessor may during the last 6 months of the term hereof place on the Premises any ordinary “For Lease” signs. Lessee may at any time place on the Premises any ordinary “For Sublease” sign.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Except far ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically staled otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. ~~The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.~~

37.2 ~~Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.~~

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an option, as defined below, then the following provisions shall apply.

39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease ~~or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.~~

39.2 ~~Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.~~

        39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee 3 or more notices of separate Default during any 12 month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

43. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As

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long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

48. Waiver of Jury Trial. The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.

49. Mediation and Arbitration of Disputes. ~~An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease.~~

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES. ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	San Diego, California	Executed at:	San Diego, California
on:	July 26, 2004	on:	July 26, 2004
By LESSOR:		By LESSEE:
LMC-Sorrento Investment Company,		Ambit Biosciences Corporation,
a California limited liability company		a Delaware corporation
By:	/s/ Lee M. Chesnut	By:	/s/ M. Salka
Name Printed:	Lee M. Chesnut	Name Printed:	M SALKA
Title:	Manager	Title:	CEO

By:		By:
Name Printed:		Name Printed:
Title:		Title:
Address:	1935 Ocean Front	Address:	4215 Sorrento Valley Road
Del Mar, California 92014		San Diego, California 92121

Telephone: (858)	523-0694	Telephone: ( )
Facsimile: (858)	523-0698	Facsimile: ( )
Federal ID No.		Federal ID No.

These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 700 South Flower Street, Suite 600, Los Angeles, CA 90017. (213) 687-8777.

©Copyright 1999–By American Industrial Real Estate Association.

All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

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© 1999 – American Industrial Real Estate Association	FORM MTN-2-2/99

RULES AND REGULATIONS

Dated:	July 22, 2004

By and Between:	LMC-Sorrento Investment Company, LLC, and Ambit Biosciences Corporation

GENERAL RULES

1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety and reputation of the Project and its occupants.

3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Project.

4. Lessee shall not keep animals or birds within the Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6. Lessee shall not alter any lock or install new or additional locks or bolts.

7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

8. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Project.

9. Lessee shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Project.

10. Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor’s knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

12. Lessor reserves the right to close and lock the Building on Saturdays, Sundays and Building Holidays, and on other days between the hours of 6: 00 P.M. and 8:00 A.M. of the following day. If Lessee uses the Premises during such periods, Lessee shall be responsible for securely locking any doors it may have opened for entry.

13. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

14. No window coverings, shades or awnings shall be installed or used by Lessee.

15. No Lessee, employee or invitee shall go upon the roof of the Building.

16. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

17. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

18. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor’s written consent.

19. The Premises shall not be used for lodging or manufacturing, cooking or food preparation, except coffeemaker and microwave oven use.

20. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

21. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

22. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

23. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles”

2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder’s parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

4. Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

5. Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

8. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

9. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

11. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

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Addendum to Lease

This Addendum, dated July 22, 2004, constitutes an addendum to that certain Standard Industrial/Commercial Multi-Tenant Lease (“the Lease”) dated July 22, 2004, by and between (1) LMC-Sorrento Investment Company, LLC, a California limited liability company (“Lessor”), and (2) Ambit Biosciences Corporation, a Delaware corporation (“Lessee”). Lessor and Lessee hereby supplement and amend the Lease, as follows:

1.2 Premises. As used herein, “the Building” means the building commonly known as 4215 Sorrento Valley Road, San Diego, California 92121. The “Unit” consists of a portion of the Building depicted on Exhibit 1 attached hereto. The “Premises” consists of the Unit and Lessee’s interest in the Common Areas.

1.3 Term.

1.3.1 Original Term. The Original Term of the Lease shall commence on the date Lessor delivers to Lessee possession of the Premises (“Commencement Date”), which date is estimated to be July 23, 2004 (“Estimated Commencement Date”). Subject to Lessee’s option to extend and unless sooner terminated as herein provided, the tern of the Lease shall expire at 11:59 p.m. on the last day of the fifth Lease Year (defined below), which date is the expiration of the Original Term (“Expiration Date”). References in the Lease to “Start Date” shall mean the Commencement Date.

1.3.2 Option to Renew. Lessee shall have the right and option to renew the term of the Lease for a further term of five years commencing on the expiration of the Original Term. The option to extend the term of the Lease may be exercised only by the delivery by Lessee to Lessor, not less than nine months prior to the expiration of the term, of written notice of such exercise. Lessee’s exercise of the option shall be irrevocable. Lessee’s occupancy during the option period shall be subject to all terms and conditions of the Lease; however, the Base Rent payable during the option period shall be subject to adjustment as provided in Sections 1.5.3 and 1.5.4 below.

1.5 Base Rent.

1.5.1 Commencement and Adjustment. Commencing on the Commencement Date, Lessee shall pay Base Rent to Lessor, in advance without deduction, offset, notice or demand. During the Original Term and any extended term, Lessee shall not pay any additional rent or fee for parking. Subject to adjustment, as provided below, a schedule of the Base Rent to be paid during the Original Term is as follows:

Applicable Period	Amount/Month

Lease Year 1	$61,316.08
Lease Year 2	$63,768.72
Lease Year 3	$66,319.47
Lease Year 4	$68,972.25
Lease Year 5	$71,731.41

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If the Commencement Date occurs on other than the first day of a calendar month, then the Base Rent for such partial month of the term of the Lease shall be (1) prorated in the proportion that the number of days of the Lease is in effect during such period bears to 30 and (2) paid on the Commencement Date.

1.5.2 “Lease Year” Defined. As used herein, the term “Lease Year” shall mean each 12-month period commencing on the Commencement Date if the Commencement Date is the first day of a calendar month, but otherwise on the first day of the calendar month immediately next following the calendar month in which the Commencement Date occurs, and ending on the last day of the twelfth month thereafter; however, the first Lease Year shall include any partial month in which the Commencement Date occurs if the Commencement Date occurs on a day other than the first day of the month (e.g., if the Commencement Date were July 22, 2004, then the first Lease Year would be July 22, 2004, through July 31, 2005, and each subsequent Lease Year would start on August 1 and end on July 31).

1.5.3 Determination of Base Rent for First Lease Year of Option Period. The Base Rent to be paid by Lessee to Lessor during the first Lease Year of the option period shall be the Market Rental Rate (defined below), but in no event shall the Base Rent for the first Lease Year of the option period be less than the Base Rent for the fifth Lease Year of the Original Term. As used herein, the term “Market Rental Rate” shall mean that rate that is prevailing as of the commencement of the first Lease Year of the option period for comparable space in a comparable building in the Sorrento Valley area of San Diego, California, taking into consideration the size and age of and improvements in the Premises, the five-year term of the option period, and other relevant factors, which Market Rental Rate shall be determined as follows:

(a) By mutual agreement between Lessor and Lessee evidenced in a writing signed by each and mutually delivered or

(b) If Lessor and Lessee have not agreed upon the Market Rental Rate prior to the commencement of the first Lease Year of the option period, then either Lessor or Lessee may submit the issue of Market Rental Rate to determination by arbitration under the auspices of the American Arbitration Association, which shall be conducted pursuant to the commercial rules except as otherwise provided in this Lease. The venue for the arbitration shall be in the City of San Diego. With respect to the conduct of the arbitration, the following shall apply:

(i) Not less than three weeks in advance of the date for the commencement of the arbitration hearing, Lessor and Lessee shall each exchange (1) the name, address and qualifications of any appraiser, broker or other expert intended to be called at the time of the arbitration (each, an “Expert”), (2) any reports and/or data relied upon by the Expert in connection with forming an opinion as to Market Rental Rate, and (3) a statement as to each party’s determination of the Market Rental Rate (“MRR Statement”) (i.e., Lessor shall give to Lessee Lessor’s determination of the Market Rental Rate and vice-versa).

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(ii) For a period of 10 days following the exchange of the MRR Statements, either party may accept the Market Rental Rate stated in the other party’s MRR Statement, and, in such event, the accepted amount will become the Base Rent for the first Lease Year of the option period (e.g., if Lessor delivered to Lessee timely written notice of acceptance of Lessee’s determination of Market Rental Rate as provided in Lessee’s MRR Statement, then the amount shown on Lessee’s MRR Statement would become the Base Rent for the first Lease Year of the option period).

(iii) If neither party accepts the other party’s determination of Market Rental Rate, then the arbitration shall be conducted before a single arbitrator that shall be selected pursuant to the commercial rules. Not less than five days prior to the date set for the hearing for the arbitration, each party shall (1) make available for an oral deposition any Expert whose testimony is expected to be given at the time of the arbitration and (2) deliver to the other party all exhibits that are intended to be entered into evidence at the time of the arbitration.

(iv) Except as provided below, each party shall bear its own attorney’s fees and Expert’s fees. Except as provided below, each party shall share equally any administrative fees owed to the American Arbitration Association and the reasonable hourly fees owed to the arbitrator. Notwithstanding the foregoing, if the amount of the Market Rental Rate stated in Lessee’s MRR Statement is less than 95 percent of the Market Rental Rate determined by the arbitrator, then the arbitrator may, in the arbitrator’s discretion, assess against Lessee costs incurred by Lessor in connection with the arbitration, including, without limitation, reasonable attorney’s fees, Expert’s fees, arbitrator’s fees and administration fees. If the amount of the Market Rental Rate stated in Lessor’s MRR Statement is greater than 105 percent of the Market Rental Rate determined by the arbitrator, then the arbitrator may, in the arbitrator’s discretion, assess against the Lessor costs incurred by Lessee in connection with the arbitration, including, without limitation, reasonable attorney’s fees, Expert’s fees, arbitrator’s fees and administration fees.

(v) Following rendition of the arbitrator’s award, either party may petition the Superior Court of the State of California for the County of San Diego to have the award confirmed and entered as a judgment.

Pending determination of the Market Rental Rate for the option period, Lessee shall pay to Lessor Base Rent in an amount equal to 104 percent of the Base Rent in effect during the fifth Lease Year. If the Market Rental Rate is greater than 104 percent of the Base Rent payable during the fifth Lease Year, then, within 30 days following the arbitrator’s decision determining the amount of the Market Rental Rate, Lessee shall pay to Lessor the difference between (1) the Base Rent that should have been paid during the first Lease Year of the option period based upon the Market Renal Rate and (2) the actual amount of the Base Rent paid by Lessee during the first Lease Year of the option period. If it is determined that the Market Rental Rate is less than 104 percent of the Base Rent payable during the fifth Lease Year, then Lessee shall be entitled to credit against Base Rent next coming due in an amount equal to the excess paid by Lessee.

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1.5.4 Determination of Base Rent for Subsequent Lease Years of the Option Period. The Base Rent for each subsequent Lease Year of the option period will be equal to the amount derived by multiplying the Base Rent for the prior Lease Year of the option period by 1.04. By way of example, if the Base Rent for the first Lease Year of the option period were determined to be $78,000.00, the Base Rent for the second, third, fourth, and fifth Lease Years of the option period would be $81,120.00, $84,364.80, $87,739.39, and $91,248.97.

1.7(e) Amount Due on Execution. Upon execution of this Lease, Lessee shall pay to Lessor $122,632.16, $61,316.08 of which shall be applied to Base Rent for the first month of the Original Term and $61,316.08 of which shall be the Security Deposit. As of execution of this Lease, Lessor has not furnished to Lessee an estimate of Common Area Operating Expenses. Lessee shall commence to pay estimated payments of Lessee’s Share of Common Area Operating Expenses when the estimate is delivered to Lessee.

1.8 Agreed Use. The agreed use is for biotechnology research and development and related office uses, subject to Lessee’s compliance with applicable zoning and any existing recorded land use restrictions.

2.2 Condition. Notwithstanding anything to the contrary in Paragraph 2.2, should a noncompliance with this warranty be of a latent nature, such six-month and 30-day time limitation shall not apply, and Lessor shall rectify such noncompliance, at Lessor’s sole cost and expense promptly after receipt of written notice thereof.

2.3 Compliance. Notwithstanding anything in Section 2.3 to the contrary, should a noncompliance with Lessor’s warranty be of a latent nature, such six-month time limitation shall not apply, and Lessor shall rectify such noncompliance, at Lessor’s sole cost and expense, promptly after receipt of written notice thereof.

The provisions of section 2.3(b) are deleted and replaced with the following: “If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as governmentally mandated seismic modifications), then the same shall be performed at the sole cost of Lessor.”

2.4 Acknowledgments. This section is hereby deleted in its entirety.

2.5 Lessee as Prior Owner/Occupant. This section is hereby deleted in its entirety.

2.9 Common Areas–Rules and Regulations. If any rule or regulation is in conflict with any term, covenant or condition of this Lease, this Lease shall prevail. Following a written request from Lessee, Lessor shall use commercially reasonable efforts to enforce the rules and regulations against other tenants of the Building.

2.10 Common Areas–Changes. Lessor shall not exercise Lessor’s rights under Paragraph 2.10 of the Lease in a manner that materially and adversely affects Lessee’s use of the Premises.

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3.3. Delay in Possession. Notwithstanding anything in this Lease to the contrary, if possession is not delivered within 30 days after the Estimated Commencement Date, then Lessee may, at its option, by notice in writing until such delivery of possession, cancel this Lease, in which event Lessor shall return all sums previously paid or deposited by Lessee and the parties shall be discharged from all obligations hereunder.

4.2 Common Area Operating Expenses/Management Fees. Common Area Operating Expenses shall include all fees incurred by Lessor for third-party professional management of the Project; however, such fee shall not exceed an amount that is commercially reasonable for the area in which the Project is located and in no event more than three percent of the total Base Rent from all tenants of the Project. If Lessor does not engage the services of a third-party professional management company (i.e., if Lessor self-manages the Project), Common Area Operating Expenses will include a charge for Lessor’s management equal to three percent of total Base Rent from all tenants of the Project. As of the Commencement Date, the Project will be managed by Lessor. Lessor may, at any time, change the company that manages the Project. Common Area Operating Expenses do not include the following:

4.2.1 Any fines, penalty charges, or interest incurred by Lessor due to violation of law or late payment, violation of this Lease or any other lease in the Property, or due to Lessor’s negligence or willful misconduct.

4.2.2 The cost of repairs or other work occasioned by casualty or as a result of condemnation, construction defect or code violation.

4.2.3 Expenses incurred in connection with the services provided to others but not to Lessee.

4.2.4 Expenses incurred in connection with drafting or enforcing leases, such as, but not limited to, accounting, legal, architectural, space planning, or engineering fees, advertising, or promotions costs.

4.2.5 Repairs and maintenance necessary because of negligence or willful misconduct of other tenants, their officers, agents, employees, invitees, licensees, and those parties working through or under those tenants.

4.2.6 Costs for alterations of other tenants’ premises prior to and during duration of leases.

4.2.7 Interest and principal payment on mortgages and other debt costs.

4.2.8 Rent payments under ground leases.

4.2.9 Capital expenditures that are discretionary in nature and do not otherwise (1) constitute a repair or replacement of existing fixtures, equipment, or improvements or (2) have the intended effect of reducing Common Area Operating Expenses.

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4.2.10 Costs for Lessor’s overhead and management expenses in excess of the amounts described above.

4.2.11 Overhead profit increments paid to Lessor’s subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis.

4.2.12 Leasing commissions, attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building.

4.2.13 Any depreciation on the Building or Project.

4.2.14 Costs incurred due to Lessor’s violation of any terms or conditions of this Lease or any other lease relating to the Building or Project.

4.2.15 All rental and other payable due under any ground or underlying lease or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment that is not affixed to the Building.)

4.2.16 Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Lessor.

4.2.17 Advertising and promotional expenditures.

4.2.18 Costs of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature.

4.2.19 Wages, salaries, or other compensation paid to any executive employees above the grade of building manager.

4.2.20 The cost of correcting any building code or other violations that were violations prior to the Commencement Date.

4.2.21 The cost of containing, removing, or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and PCBs), where such contamination was not caused by Lessee.

4.2(e) Audit Rights. Lessor shall keep complete and accurate records in accordance with good bookkeeping and accounting practices regarding all Common Area Operating Expenses. Lessee shall have the right to audit such records for each calendar year

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during the term of this Lease by notifying Lessor within 120 days following the end of each such calendar year and/or 120 days after Lessor has furnished Lessee a statement of such actual expenses. If an audit (performed by a certified public accountant on behalf of Lessee) reveals that Lessor has overcharged Lessee for common Area Operating Expenses, Lessor shall refund the amount overcharged within ten days after such determination has been made. If Lessor has overcharged Lessee by more than 5 percent, Lessor shall refund the overcharged amount and, in addition, shall pay the costs of Lessee’s audit.

6.2 Hazardous Substances. Other than any matters that may be disclosed in the environmental report prepared for Pfizer (the prior occupant of the Building) (a copy of which has been made available to Lessee), Lessor represents and warrants that Lessor has no actual knowledge of the presence on the Premises of any Hazardous Substances (defined below).

6.2.1 Definition of “Hazardous Substance.” As used herein, the term “Hazardous Substance” means any hazardous or toxic substance, material or waste that is or becomes regulated by any local governmental authority, the State of California or the United States government. The term “Hazardous Substance” includes, without limitation, any material or substance that is (i) defined as a “hazardous waste,” “extremely hazardous waste,” or “restricted hazardous waste” under Section 25515 or 25117 or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a “Hazardous Substance,” “hazardous substance,” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (iv) petroleum, (v) asbestos, (vi) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. section 1317), (viii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. section 6901, et seq. (42 U.S.C section 6903), (ix) defined as “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. section 9601, et seq. (42 U.S.C. section 9601), or (x) any other material, substance, product or compound for which Lessee must obtain a license from California Department of Health Services or similar federal, state, or local agency lawfully to use or store such material, substance, product or compound anywhere in the Project.

6.2.2 Prohibition/Compliance. Lessee shall not cause or permit Lessee’s agents, employees, or contractors to bring, keep, or use in or about the Project any Hazardous Substance in violation of applicable law. If Lessee breaches the obligation stated in the preceding sentence, then Lessee shall indemnify, defend and hold harmless Lessor, its agents and contractors from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Premises and sums paid in settlement of claims, attorney’s fees, consultant’s fees and expert’s fees) that arise during or after

7.

the Lease term as a result of such breach; provided, however, the foregoing indemnification obligation shall not cover losses and damages to the extent caused by Lessor’s negligence, willful misconduct or breach of this Lease. Lessee’s indemnification obligation includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Substance present in the air, soil or ground water above on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Substance on the Premises, the Project, or any adjacent property, caused or permitted by Lessee’s employees, agents, or contractors results in any unlawful contamination of the Premises, the Project, or adjacent property, Lessee shall promptly take all actions at its sole expense as are necessary to ensure that, with respect to such unlawful contamination, the Premises, the Project, and any adjacent property meets all applicable local, state and federal laws and any regulations or standards promulgated thereunder, in effect now or in the future, including requirements by any governmental agency or imposed by any governmental order or court having jurisdiction over the Premises, the Project, or any adjacent property, provided that Lessor’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

6.2.3 Business. Lessor acknowledges that this Section 6.2 does not prohibit Lessee from operating its business as described in Section 1.8 above. Lessee may operate its business according to the custom of the industry so long as the use or presence of Hazardous Substances is strictly and properly monitored according to all applicable governmental requirements and pursuant to and in compliance with all required licenses, approvals, and permits. As a material inducement to Lessor to allow Lessee to use Hazardous Substances in connection with its business, Lessee agrees to deliver to Lessor prior to the Commencement Date a list identifying each type of Hazardous Substance to be present on the Premises and setting forth any and all governmental approvals, licenses, or permits required in connection with the presence of such Hazardous Substance on the Premises (“Hazardous Substance List”). Lessee shall deliver to Lessor an updated Hazardous Substance List at least once a year. Lessee shall deliver to Lessor true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Substances prior to the Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: licenses, permits, approvals, reports and correspondence, storage and management plans, notice of violations of any laws, plans relating to the installation of any storage tanks to be installed in or under the Project (provided that said installation of tanks shall be permitted only after Lessor has given Lessee its written consent to do so, which consent may be withheld in Lessor’s sole and absolute discretion), and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on, or under the Project for the closure of any such tanks. Lessee is not required, however, to provide Lessor with any portion(s) of the Documents containing information of a proprietary nature, which, in and of themselves, do not contain a reference to any Hazardous Substance or hazardous activities.

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6.3 Lessee’s Compliance with Requirements. Anything to the contrary contained in this Lease notwithstanding, Lessee shall not be responsible for compliance with any Applicable Requirements where (i) the noncompliance existed prior to the Start Date or (ii) such compliance would require capital expenditures and is not related specifically to Lessee’s use and occupancy of the Premises. For example, if any governmental authority should require the Building or the Premises to be structurally strengthened against earthquake or the removal of asbestos from the Premises and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to Lessee’s specific use or occupancy of the Premises, such work shall be performed by and at the sole cost of Lessor.

6.4 Inspection/Compliance. Lessor and Lessor’s Lender and consultants shall have the right to enter into the Premises at any time in the case of an emergency, the determination of which shall require Lessor to be reasonable, and otherwise at reasonable times with reasonable notice (of at least 48 hours) for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with the Lease. Lessor shall use reasonable efforts to provide Lessee with notice in the event of an emergency. In the event of any entry by Lessor onto the Premises, Lessor shall be subject to Lessee’s reasonable security requirements and shall use its best efforts not to interfere with the conduct of Lessee’s business. Lessor shall pay the cost of any such inspections, unless a material violation by Lessee is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority and Lessee has failed to adequately respond. In such case, Lessee shall, upon request, reimburse Lessor for the reasonable cost of such inspections, so long as such inspection is directly related to the violation or contamination.

6.5 Clearances Required upon Surrender. At the time Lessee surrenders possession of the Premises following expiration of the term or termination of the Lease, Lessee shall deliver to Lessor written evidence that Lessee has obtained from all appropriate governmental agencies approval of decontamination of the Premises and decommissioning of any licenses, permits, or approvals received by Lessee pertaining to Hazardous Substances used or stored by Lessee at the Project. Lessee shall be deemed to be a holdover tenant if (1) Lessee has not obtained all such approvals at the time Lessee surrenders possession and (2) Lessor may not lawfully allow occupancy of the Premises without such approvals (e.g., if (1) Lessee used radioactive materials in the Premises pursuant to a license or permit issued by an agency of California and (2) at the time Lessee surrendered possession, the agency had not approved the Premises to be occupied by another tenant until the license or permit was fully decommissioned, then Lessee would be deemed to be a holdover tenant until the agency decommissioned the license and allowed the Premises to be re-occupied).

7.2 Lessor’s Obligations. Notwithstanding the provisions of Paragraph 7.2, if Lessor fails to timely perform its maintenance and repair obligations hereunder, and, as a consequence, Lessee’s use of the Premises is substantially impaired, Lessee shall have the right to cause such repair or maintenance to be performed at Lessor’s expense and to deduct the costs thereof, together with interest thereon at 10 percent per annum, from the Rent payable to Lessor.

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7.4 Alterations–Ownership/Removal. If a conflict exists between Paragraph 7.4 of the Lease and Paragraph 50.4.3 of this Addendum, the provisions of this Addendum shall prevail. Notwithstanding any provision in this Lease to the contrary:

(a) Lessee shall not be required to remove any improvements and fixtures installed by Lessee in, on or about the Premises pursuant to Lessee’s repair obligation under this Lease.

(b) Lessee’s surrender obligation shall also be subject to casualty and condemnation.

8.3 Earthquake Insurance. As part of the insurance pertaining to the Building and improvements on the Premises, the Insuring Party shall obtain and keep in force a policy in the name of Lessor with loss payable to Lessor and Lender insuring loss or damage to the Premises caused by earthquake, but only if required by Lender. The current Lender requires earthquake insurance.

8.7 Indemnity. Except for Lessee’s negligence or willful misconduct and, subject to Paragraphs 8.6 and 8.8 of the Lease, Lessor shall indemnify, protect, defend and hold harmless Lessee and Lessee’s employees, officers, agents, directors, and shareholders, and the successors and assigns of each of the foregoing, from any and all claims, demands, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with (i) Lessor’s or Lessor’s agents breach of any covenant, representation or warranty under this Lease and (ii) Lessor’s or Lessor’s agents negligence or willful misconduct. The mutual indemnity obligations of Lessor and Lessee under this Lease shall not, however, release the respective insurers of Lessor and Lessee from such insurers’ obligations under any policies covering their respective insureds.

8.8 Exemption of Lessor from Liability. The provisions of Section 8.8 shall in no event be interpreted to release Lessor from any liability that arises due to Lessor’s gross negligence or willful misconduct.

9.2 Partial Damage–Insured Loss. Section 9.2 shall be deemed to end after the phrase “full force and effect.”

9.5 Damage Near End of Term. The reference is in the first sentence to “one month’s Base Rent” shall instead be deemed to be a reference to “six months’ Base Rent.”

9.6(c) Abatement of Rent; Lessee’s Remedies. Notwithstanding anything to the contrary in Paragraph 9, if Lessee’s use of the Premises is substantially impaired as a consequence of a casualty, Lessee shall have the right to terminate this Lease under the following circumstances:

(i) The reasonably estimated time (as determined by Lessee as of the date of the casualty) that the substantial impairment of Lessee’s use of the Premises will continue is more than 120 days, in which case Lessee may terminate this Lease by delivery to Lessor of

10.

written notice within 30 days following the date of the casualty, and this Lease shall terminate upon the earlier of (1) the date on which Lessee vacates the Premises or (2) 30 days after Lessor’s receipt of Lessee’s notice.

(ii) The actual duration of the substantial impairment exceeds the greater of (1) 120 days following the date of the casualty or (2) 30 days after the reasonably estimated time (as determined by Lessee as of the date of the casualty) that the substantial impairment of Lessee’s use of the Premises would continue, in which case Lessee may deliver to Lessor written notice that Lessee intends to terminate this Lease, and this Lease shall terminate if within 30 days after receipt of the notice, Lessor fails to complete repairs to the extent necessary to cause the substantial impairment to be abated.

Additionally, if this Lease is terminated by either Lessor or Lessee pursuant to Article 9, Lessee shall not be required to pay for any insurance deductibles as part of Lessor’s insurance cost or otherwise.

11. Utilities. Lessee acknowledges that utilities furnished to the Premises are not separately metered. Subject to Lessee’s reimbursement obligation below, Lessor shall pay for all utilities furnished through a common meter. If the Project is occupied solely by Lessee, Lessee shall pay Lessor for all utilities furnished to the Project. If the Project is occupied by Lessee and one or more other tenants, Lessor shall reasonably determine the amount of utilities used by each tenant, including Lessee, and Lessee shall pay Lessor for the amount of Lessee’s utilities usage as reasonably determined by Lessor, and such payment shall be due on the later of (1) 20 days following Lessee’s receipt of a statement from Lessor advising Lessee of the amount due or (2) the date on which the next installment of Base Rent is due.

12.1(b) Lessor’s Consent Required. Notwithstanding any contrary provision contained in this Lease, Lessee may assign this Lease or sublet the Premises or any portion thereof, without Lessor’s consent, to any entity that controls, is controlled by, or is under common control with Lessee; to any entity that results from a merger of, reorganization of, or consolidation with Lessee or to any entity that acquires substantially all of the stock or assets of Lessee, as a going concern, with respect to the business that is being conducted in the Premises (each a “Permitted Transfer” and each such entity a “Permitted Transferee”). In addition, a sale or transfer of the capital stock of Lessee shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Lessee or (2) Lessee is or becomes a publicly traded corporation. With respect to a Permitted Transfer (1) all requirements of Paragraph 12 of the Lease shall apply other than (i) the requirements for Lessor’s prior written consent and (ii) the requirement for payment of a fee under Paragraph 12.2(e) of the Lease and (2) the Permitted Transferee shall be required to fully (i) assume the Lessee’s obligations under the Lease in the case of a Permitted Transfer constituting assignment of Lessee’s interest under the Lease or (ii) guaranty Lessee’s obligations under the Lease in the case of any other Permitted Transfer.

12.1(d) Lessor’s Consent Required. Section 12.1(d) is hereby modified such that the provision ends immediately following the reference to “Paragraph 13.1(c)”.

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12.3 Rent Recapture. With the exception of any Permitted Transfers, Lessee shall pay to Lessor, as additional rent, if and when received by Lessee, 50 percent of any excess rent or other premium on the assignment, subleasing or other transfer (e.g., if the assignment, sublease or other transfer document provides that the assignee, subtenant or other transferee thereunder is to pay any amount in excess of the rent and other charges due under this Lease, whether such premium be in the form of an increased monthly or annual rental, lump sum payment in consideration of the assignment, sublease or other transfer or consideration of any other form, including a sale of goodwill and/or a covenant not to compete or payment for furniture, fixtures or inventory in an amount in excess of the reasonable value thereof) after first deducting the reasonable costs incurred by Lessee in obtaining the assignment, sublease or transfer, including, without limitation, reasonable brokerage commissions and reasonable costs of leasehold improvements made by Lessee.

13.1(c) The following proviso is hereby added to the end of Section 13.1(c): “, provided that if the nature of Lessee’s Default is such that more than 10 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 10-day period and thereafter diligently prosecutes such cure to completion.”

13.2 Lessor’s Remedies. In the event of any Breach by Lessee, Lessor may, at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy that Lessor may have by reason of such Breach, maintain Lessee’s right to possession in which case the Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor’s rights and remedies under the Lease, including the right to recover the rent as it becomes due hereunder. The parties acknowledge and agree that Lessor shall have the remedy under Civil Code section 1951.4, which provides in part:

The lessor has the remedy described in California Civil Code section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

13.4 Late Charges. The late charge described in Paragraph 13.4 is hereby changed to 5 percent, and the five-day period is changed to a five-business-day period.

14. Condemnation. Notwithstanding anything to the contrary in Paragraph 14, in the event that a partial condemnation occurs of such a nature that Lessee reasonably determines that such partial condemnation will materially interfere with the conduct of Lessee’s business, Lessee shall be entitled to terminate this Lease by delivering written notice to Lessor at any time within six months following the date on which the condemning authority takes possession that initiates the material interference. If Lessee elects to terminate this Lease as provided in the preceding sentence, Lessee’s notice shall specify the date on which termination shall occur, which date shall not be later than 90 days following Lessor’s receipt of the notice. In the event of either a partial or total condemnation, Lessee shall be entitled to any condemnation award or payment made under threat of condemnation for loss of goodwill, moving costs, the unamortized portion

12.

of any tenant improvements made at the expense of Lessee, and loss of Lessee’s personal property and trade fixtures.

16(c) Financial Statement. Lessor shall not request financial statements of Lessee pursuant to Paragraph 16.2 more frequently than once every six months during the term hereof. Lessee’s obligations are limited to its existing or published financial statements.

20. Limitation of Liability. The limitation of liability set forth in Section 20 shall not apply in the event Lessor fails to deliver the Security Deposit to a transferee or assignee as set forth in Section 17 of the Lease.

23. Notices. The provisions of Section 23 of the Lease shall not apply to any notices that are required to be served by Lessor as a condition precedent to the initiation of a special proceeding for unlawful detainer. Any notices required to be served as a condition precedent to the initiation of a special proceeding for unlawful detainer (including any notices under Section 13.1 of the Lease) shall be served in accordance with Code of Civil Procedure section 1162 as such section may be subsequently amended, repealed or replaced. With respect to all other notices, the parties acknowledge and agree that, in addition to the manner of delivery provided in Section 23 of the Lease, notices may be delivered by Federal Express or other similar overnight delivery service that provides evidence of receipt. If notice is delivered by Federal Express or such other overnight delivery service, the notice shall be deemed delivered as of the date shown by the evidence of receipt.

30. Attornment and Nondisturbance. Lessee acknowledges that the Subordination, Nondisturbance and Attornment Agreement attached hereto as Exhibit 2 is in form and content acceptable to Lessee and constitutes a commercially reasonable nondisturbance agreement within the meaning of Section 30.3 of the Lease.

31. Attorney’s Fees. Lessor shall further be entitled to recover reasonable attorney’s fees incurred in connection with any hearing or motion for assumption or rejection of the Lease under Title 11 of the United States Code. Lessee shall be further entitled to recover reasonable attorney’s fees in connection with any hearing or adversary proceedings related to this Lease in any bankruptcy case filed by or against Lessor.

32. Lessor’s Access. Notwithstanding the provisions of Section 32, Lessor shall provide Lessee with at least 48 hours’ prior actual notice before entering the Premises. In the event of an emergency, the determination of which shall require Lessor to be reasonable, Lessor shall use its best efforts to provide Lessee with notice reasonable in such situation. In the event of any entry by Lessor onto the Premises, Lessor shall comply with Lessee’s reasonable security requirements and shall use reasonable efforts not to interfere with the conduct of Lessee’s business.

34. Signage. All signs placed in the exterior of the Premises and/or upon the Building shall be subject to Lessor’s prior written approval, which shall not be unreasonably withheld or delayed.

13.

50. Lessee’s Work.

50.1 Approval of Lessee’s Plans, Specifications and Contractor. Within the earlier of (1) one year following execution of the Lease or (2) 180 days following funding of the sale of Lessee’s Series C Preferred Stock, Lessee shall cause to be prepared and delivered to Lessor (1) preliminary space plan drawings and (2) preliminary specifications for the improvements, fixtures and equipment to be installed into the Premises. Within five business days following Lessor’s receipt of the preliminary plans and specifications, Lessor shall provide to Lessee approval of such preliminary plans and specifications unless Lessor has a reasonable and material objection thereto. Within 90 days following Lessor’s approval of the preliminary plans and specifications, Lessee shall cause to be prepared and delivered to Lessor (1) working plans that are sufficiently detailed in order to apply for and obtain a building permit for the interior improvements to the Premises that shall be based upon the preliminary plans previously approved by Lessor and (2) final specifications for the improvements, fixtures and equipment to be installed into the Premises that shall be based upon the preliminary specifications previously approved by Lessor. Within five business days following Lessor’s receipt of the working plans and specifications, Lessor shall approve such plans and specifications unless Lessor has a reasonable and material objection thereto. Following Lessor’s approval of the working plans and specifications, Lessee shall submit the working plans and specifications to the Building Inspection Department of the City of San Diego for the purpose of obtaining a building permit for the construction of the work described in the working plans and specifications (hereinafter “Lessee’s Work”). If, during the course of construction of Lessee’s Work, Lessee determines that it is necessary or desirable to make a material change to the working plans and specifications, then such proposed change shall be first submitted to Lessor for Lessor’s review and approval, which shall not be unreasonably withheld or delayed. Prior to commencement of Lessee’s Work, Lessee shall submit to Lessor the name, telephone number, license number and contact representative for the general contractor that Lessee intends to use to accomplish Lessee’s Work. Within three business days following Lessor’s receipt of such information concerning the proposed general contractor, Lessor shall approve Lessee’s selection of the general contractor unless Lessor has a reasonable and material objection thereto. If Lessor’s lender that is furnishing all or a portion of the funds for Lessor’s Allowance requires similar rights of approval of the plans, specifications and/or contractor, Lessee shall cooperate with Lessor to satisfy such lender’s reasonable requests for information and requirements for approval.

50.2 Completion of Lessee’s Work. Following Lessor’s approval of the working plans and specifications and the issuance by the City of San Diego of a building permit for Lessee’s Work, Lessee shall, thereafter, diligently, competently and expeditiously, complete Lessee’s Work. With the exception of Lessor’s obligations with respect to payment of Lessor’s Allowance (defined below), Lessee shall indemnify and hold harmless Lessor from and against any and all claims, liabilities, damages, penalties, fines and costs (“Claims”) arising out of or relating to the completion of Lessee’s Work, including, without limitation, any claims of lien for payment by any general contractor, subcontractor and/or material supplier and/or any claim for death or injury to persons and/or damage to property; provided, however, the foregoing indemnification obligation shall exclude Claims to the extent arising from Lessor’s negligence, willful misconduct or breach of this Lease.

14.

50.3 Lessor’s Allowance. Concurrently with Lessee’s delivery to Lessor of (1) a building permit for Lessee’s Work and (2) written evidence that Lessee has received in Lessee’s bank account at least $20,000,000.00 from the sale of Series C Preferred Stock, Lessor shall deliver to Lessee $100,000.00 (“Lessor’s Allowance”) to be used to pay a portion of the cost of Lessee’s Work.

50.4 Special Provisions Re Lessee’s Work. With respect to Lessee’s Work, Lessor and Lessee further agree:

50.4.1 Interior Accessibility Requirements. To the extent required to obtain a building permit to perform Lessee’s Work, Lessee shall be responsible for installing into the interior of the Building all improvements that may be required to comply with Americans with Disabilities Act and/or any other similar laws concerning accessibility. Lessor shall, at Lessor’s sole cost and expense, be responsible for compliance with any such laws as they pertain to the exterior parking areas, walkways, and driveways of the Premises and entrances to the Building.

50.4.2 Roof. In the course of performing Lessee’s Work, Lessee shall be responsible to repair any penetrations made to the roof of the Building. Lessee shall not do anything that may cause the protections under Lessor’s roof warranty to be reduced or terminated.

50.4.3 Improvements Surrendered upon Expiration/Termination of Lease. All of Lessee’s Work shall, upon expiration or termination of the Lease, be surrendered to Lessor and shall become Lessor’s property and in no event shall Lessee have any obligation to remove Lessee’s Work upon surrender of the Premises. Lessee acknowledges and agrees that any fume hoods, laboratory benches, laboratory sinks, and similar systems installed by Lessee, if any, shall not constitute Lessee’s fixtures that Lessee is entitled to remove upon the expiration or termination of the Lease. Lessor agrees that as to the portion of Lessee’s Work that is in the nature of general office and conference room improvements, Lessee shall not be obligated to remove such improvements and restore the Premises upon expiration or termination of this Lease. Lessor reserves the right, upon expiration or termination of this Lease, to require Lessee to remove any alterations made by Lessee to the laboratory portion of the Premises and restore such laboratory space to the condition delivered to Lessee on the Commencement Date.

51. Lessor’s Warranty. Lessor hereby warrants that it is the fee owner of the Premises, that it has authority to enter into this Lease, and that it shall take all actions necessary, at its expense, to defend Lessee’s rights to possession of the Premises.

52. Delivery of Financial Statements. Within 30 days following Lessor’s request therefor, Lessee shall deliver to Lessor a copy of Lessee’s most recently prepared audited financial statement. Within 20 days following Lessor’s written request therefor, Lessee shall deliver to Lessor Lessee’s most recently prepared unaudited financial statement as maintained by Lessee for the period commencing at the beginning of the then-current fiscal year. As used herein, the team “financial statement” shall mean a detailed balance sheet and detailed statement of income and expenses prepared in accordance with generally accepted accounting principals

15.

and otherwise in the manner Lessee customarily prepares such documents. Lessee’s obligations hereunder are subject to the provisions of Section 16(c) of this Addendum above.

53. Lender’s Consent and Nondisturbance. The obligations of Lessor and Lessee under the Lease are conditioned upon receipt by Lessor, on or before September 15, 2004, of (1) written approval from Aegon (i.e., Lessor’s existing lender) (“Aegon”) of the terms of this Lease and (2) a nondisturbance agreement signed by Aegon in a form reasonably acceptable to Lessee. If on or before September 15, 2004, Aegon fails to deliver written approval of this Lease and a signed nondisturbance agreement reasonably acceptable to Lessee, then the following shall apply:

53.1 At any time after September 15, 2004, either party may deliver to the other party written notice of intention to terminate this Lease (“a Termination Notice”).

53.2 If Lessee delivers to Lessor a Termination Notice, then this Lease will terminate unless, with 15 days following receipt of the Termination Notice, (1) Aegon delivers written approval of this Lease and a signed nondisturbance agreement reasonably acceptable to Lessee and (2) Lessor delivers to Lessee a written waiver of Lessor’s right to deliver a Termination Notice.

53.3 If Lessor delivers to Lessee a Termination Notice, then this Lease will terminate unless, within 15 days following receipt of the Termination Notice, (1) Aegon delivers written approval of this Lease and (2) Lessee delivers to Lessor a written waiver of Lessee’s right to deliver a Termination Notice.

54. Interpretation. Except as the context may otherwise require, references to “the Lease” or “this Lease” shall mean collectively (1) the Standard Industrial/Commercial Multi-Tenant Lease dated July 22, 2004, by and between Lessee and Lessor and all exhibits attached thereto and (2) this Addendum.

Lessor:		Lessee:

LMC-Sorrento Investment Company, LLC,		Ambit Biosciences Corporation,
a California limited liability company		a Delaware corporation

By	/s/ Lee M Chesnut	By	/s/ M Salka

Lee M. Chesnut, Manager	Print Name	M Salka

Title	CEO

Schedule of Exhibits

Exhibit 1	Diagram Depicting the Unit
Exhibit 2	Subordination, Nondisturbance and Attornment Agreement

16.

Exhibit 1

Diagram Depicting the Unit

[TO BE ADDED]

Exhibit, Page 1 of 1

Exhibit 2

RECORDING REQUESTED BY:

WHEN RECORDED MAIL TO:

For Recorder’s Use Only

Subordination, Nondisturbance and Attornment Agreement

This Agreement is made and entered into this     day of                     ,             , by and among                     (1)                                                                                   (“Tenant”), (2)                                                                                  (“Lender”), and (3)                                                                                    (“Landlord”).

Recitals

WHEREAS, Landlord executed a Lease (“the Lease”) dated as of                     ,         , in favor of Tenant, covering a certain demised premises therein described that is (1) commonly known as                                                                                  , California                      (“the Demised Premises”), and (2) a portion of certain real property legally described as:

(said parcel of real estate being referred to herein as the “Property”),

WHEREAS, Landlord has executed a Deed of Trust (the “Mortgage”) dated                     , 200    , in the amount of $                    , recorded on                     , 200    , as Document No.                          in the office of the San Diego County Recorder in favor of Lender, payable upon the terms and conditions described therein,

WHEREAS, a condition to said loan is that said Mortgage shall unconditionally be and remain at all times a lien or charge upon the Property, prior and superior to the Lease and to the leasehold estate created thereby,

Exhibit 2, Page 1 of 5

WHEREAS, the parties hereto desire to assure Tenant’s possession and control of the Demised Premises under the Lease upon the terms and conditions therein contained,

NOW, THEREFORE, for and in consideration of the mutual covenants and premises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed by the parties hereto, the parties hereto do hereby agree as follows:

Agreement

1. Subject to the nondisturbance covenants set forth herein, the Lease is and shall be subordinate to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof and to all future advances made thereunder.

2. Should Lender become the owner of the Property, should the Property be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage that encumbers the Property, should the Property be transferred by deed in lieu of foreclosure, or should any portion of the Property be sold under a trustee’s sale, the Lease shall continue in full force and effect as a direct lease between the then-owner of the Property covered by the Mortgage and Tenant upon and subject to all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, including any extensions therein provided. Subject to Lender (or the then-owner of the Property) not disturbing Tenant’s right of possession, Tenant does hereby agree to attorn to Lender or to any such owner as its landlord after Tenant’s receipt of written notice from Lender, and Lender hereby agrees that it will accept such attornment.

3. Notwithstanding any other provision of this Agreement, Lender shall not be (a) liable for any default of any landlord under the Lease (including Landlord), except that Lender agrees to cure any default of Landlord that is continuing as of the date Lender forecloses the Property, which shall be the earliest to occur of (1) delivery of a trustee’s deed following a nonjudicial foreclosure, (2) delivery of a marshal’s deed upon sale of the property following entry of judgment in a judicial foreclosure, and/or (3) delivery of a deed in lieu of foreclosure, within 30 days from the date Tenant delivers written notice to Lender of such continuing default, unless such default is of such a nature to reasonably require more than 30 days to cure and then Lender shall be permitted such additional time as is reasonably necessary to effect such cure, provided Lender commences such cure within such 30-day period and, thereafter, diligently and continuously proceeds to cure such default, (b) subject to any offsets or defenses that have accrued prior to the date of foreclosure as defined above, unless Tenant shall have delivered to Lender written notice of the default that gave rise to such offset or defense and permitted Lender the same right to cure such default as permitted Landlord under the Lease; (c) bound by any rent that Tenant may have paid under the Lease more than one month in advance, (d) bound by any amendment or modification of the Lease hereafter made without Lender’s prior written consent, and (e) responsible for the return of any security deposit delivered to Landlord under the Lease and not subsequently received by Lender.

4. If Lender sends written notice to Tenant to direct its rent payments under the Lease to Lender instead of Landlord, then Tenant agrees to follow the instructions set forth in such written instructions and deliver rent payments to Lender; however, Landlord and Lender agree that

Exhibit 2, Page 2 of 5

Tenant shall be credited under the Lease for any rent payments sent to Lender pursuant to such written notice.

5. All notices that may be or are required to be sent under this Agreement shall be in writing and sent by Federal Express (or similar overnight delivery service) or first-class, certified U.S. mail, postage prepaid, return receipt requested, and sent to the party at the address appearing below or such other address as any party shall hereafter inform the other party by written notice given as set forth above:

TENANT:

Attention

LANDLORD:

Attention

LENDER:

Attention

6. Said Mortgage shall not cover or encumber or be construed as subjecting in any manner to the lien thereof any of Tenant’s improvements or trade fixtures, furniture, equipment or other personal property at any time placed or installed in the Premises. In the event the Property or any part thereof shall be taken for public purposes by condemnation or transfer in lieu thereof or the same are damaged or destroyed, the rights of the parties to any condemnation award or insurance proceeds shall be determined and controlled by the applicable provisions of the Lease.

7. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property secured by the Mortgage.

8. The parties to this Agreement waive the right to jury trial with respect to any claim or cross-claim arising out of or relating to this Agreement.

Exhibit 2, Page 3 of 5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

LENDER:	TENANT:

By	By

Print Name	Print Name

Title	Title

LANDLORD:

By

Print Name

Title

Exhibit 2, Page 4 of 5

State of California	)
	)	ss.
County of San Diego	)

On                     , 200    , before me, the undersigned, a notary public in and for said county and state, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in his/her authorized capacity and that by his/her signature on the instrument, the person or entity upon whose behalf such person acted executed the instrument.

WITNESS my hand and official seal.

State of California	)
	)	ss.
County of San Diego	)

On                     , 200    , before me, the undersigned, a notary public in and for said county and state, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in his/her authorized capacity and that by his/her signature on the instrument, the person or entity upon whose behalf such person acted executed the instrument.

WITNESS my hand and official seal.

State of California	)
	)	ss.
County of San Diego	)

On                     , 200    , before me, the undersigned, a notary public in and for said county and state, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in his/her authorized capacity and that by his/her signature on the instrument, the person or entity upon whose behalf such person acted executed the instrument.

WITNESS my hand and official seal.

Exhibit 2, Page 5 of 5

First Amendment to Lease

This Amendment, dated February 24th, 2005, is executed by (1) LMC-Sorrento Investment Company, LLC, a California limited liability company (“Lessor”), and (2) Ambit Biosciences Corporation, a Delaware corporation (“Lessee”). This Amendment is executed with reference to the following facts:

A. On or about July 22, 2004, Lessor and Lessee executed that certain Standard Industrial/Commercial Multi-Tenant Lease—Net (“the Lease”) pertaining to space in a building commonly known as 4215 Sorrento Valley Road, San Diego, California 92121.

B. By this Amendment, Lessor and Lessee desire to amend the Lease, as provided below.

In consideration of the above recitals and the mutual agreements stated below, the parties agree:

1. Expansion of Premises. Commencing March 1st, 2005 (“the Effective Date”), the Premises is enlarged to consist of 39,050 rentable square feet. As expanded, the usable floor area of the Premises is diagrammatically depicted on Exhibit 1 attached hereto.

2. Additional Security Deposit. Concurrently with the execution of this Amendment, Lessee shall deliver to Lessor $24,593.92, which shall be added to the amount of the Security Deposit (i.e., when the $24,593.92 additional amount is added to the existing $61,316.08 to the Security Deposit, the total Security Deposit will be $85,910.00).

3. Increase to Lessee’s Share of Common Area Operating Expenses. Lessee’s Share, as defined in Paragraph 1.6 of the Lease is increased to 71.10 percent.

4. Adjustment to Base Rent. Commencing on the Effective Date, the schedule of Base Rent in Paragraph 1.5.1 of the Lease shall be replaced by the following:

Applicable Period	Monthly Base Rent

March
~~February~~ 1, 2005 to July 31, 2005	$85,910.00
August 1, 2005 to July 31, 2006	$89,346.40
August 1, 2006 to July 31, 2007	$92,920.26
August 1, 2007 to July 31, 2008	$96,637.07
August 1, 2008 to July 31, 2009	$100,502.55

5. Lender’s Approval. Lessor’s and Lessee’s obligations under this Amendment are conditioned upon receipt by Lessor, on or before April 30th, 2005, of written approval of Aegon (i.e., Lessor’s existing lender) (“Aegon”) of the terms of this Amendment. If on or before April 30th, 2005, Aegon fails to deliver written approval of this Amendment, then the following shall apply:

1

5.1 At any time after April 30th, 2005, either party may deliver to the other party written notice of intention to terminate this Amendment (“the Termination Notice”).

5.2 If either party delivers a Termination Notice, then this Amendment will terminate unless, within 15 days following receipt of the Termination Notice, Aegon delivers written approval of this Amendment.

6. General Provisions. Lessor and Lessee further agree:

6.1 Lessee’s Representations. In connection with the execution of this Amendment, Lessee hereby represents to Lessor:

6.1.1 Lessor is not in Default and has not been in Default in the performance of Lessor’s obligations under the Lease, and, to the best of Lessee’s actual knowledge, no condition exists that with the passage of time or delivery of notice or both would constitute a Default by Lessor under the terms of the Lease.

6.1.2 Lessee has no right, claim, or action for recovery against Lessor, except as provided in Paragraph 5 of the Lease pertaining to the Security Deposit.

6.1.3 Lessee has not initiated any insolvency proceeding and has no present intent to initiate any insolvency proceeding.

6.2 Confirmation. Except as modified by this Amendment, the Lease is hereby ratified and confirmed.

6.3 Defined Terms. Defined (capitalized) terms used in this Amendment shall have the same meanings as in the Lease.

LMC-Sorrento Investment Company, LLC,		Ambit Biosciences Corporation,
a California limited liability company		a Delaware corporation

By	/s/ Lee M. Chesnut	By	/s/ M. Scott Salka

Lee M. Chesnut, Manager	Print name	M SCOTT SALKA

Title	CEO

Schedule of Exhibits

Exhibit 1        Diagram of Premises as Expanded

2

Second Amendment to Lease

This Amendment, dated November 1st, 2005, is executed by (1) LMC-Sorrento Investment Company, LLC, a California limited liability company (“Lessor”), and (2) Ambit Biosciences Corporation, a Delaware corporation (“Lessee”). This Amendment is executed with reference to the following facts:

A. On or about July 22, 2004, Lessor and Lessee executed that certain Standard Industrial/Commercial Multi-Tenant Lease–Net (“the Lease”) pertaining to space in a building commonly known as 4215 Sorrento Valley Road, San Diego, California 92121.

B. Said Lease was first amended on or about February 24, 2005.

C. By this Amendment, Lessor and Lessee desire to further amend the Lease, as provided below.

In consideration of the above recitals and the mutual agreements stated below, the parties agree:

1. Expansion of Premises. Commencing November 1st, 2005 (“the Effective Date”), the Premises is enlarged to consist of 47,417 rentable square feet. As expanded, the usable floor area of the Premises is diagrammatically depicted on Exhibit 2 attached hereto.

2. Additional Security Deposit. Concurrently with the execution of this Amendment, Lessee shall deliver to Lessor $18,407.40, which shall be added to the amount of the Security Deposit (i.e., when the $18,407.40 additional amount is added to the existing $85,910.00 to the Security Deposit, the total Security Deposit will be $104,317.40).

3. Increase to Lessee’s Share of Common Area Operating Expenses. Lessee’s Share, as defined in Paragraph 1.6 of the Lease is increased to 86.41 percent.

4. Adjustment to Base Rent. Commencing on the Effective Date, the schedule of Base Rent in Paragraph 1.5.1 of the Lease shall be replaced by the following:

Applicable Period	Monthly Base Rent

November 1, 2005 to February 28, 2006	$89,424.50
March 1, 2006 to July 31, 2006	$108,584.93
August 1, 2006 to July 31, 2007	$112,852.46
August 1, 2007 to July 31, 2008	$117,119.99
August 1, 2008 to July 31, 2009	$121,861.69

5. Lender’s Approval. Lessor’s and Lessee’s obligations under this Amendment are conditioned upon receipt by Lessor, on or before March 1st, 2006, of written approval of Aegon (i.e., Lessor’s existing lender) (“Aegon”) of the teens of this Amendment. If on or before March

1st, 2006, Aegon fails to deliver written approval of this Amendment, then the following shall apply:

5.1 At any time after March 1st, 2006, either party may deliver to the other party written notice of intention to terminate this Amendment (“the Termination Notice”).

5.2 If either party delivers a Termination Notice, then this Amendment will terminate unless, within 15 days following receipt of the Termination Notice, Aegon delivers written approval of this Amendment.

6. General Provisions. Lessor and Lessee further agree:

6.1 Lessee’s Representations. In connection with the execution of this Amendment, Lessee hereby represents to Lessor:

6.1.1 Lessor is not in Default and has not been in Default in the performance of Lessor’s obligations under the Lease, and, to the best of Lessee’s actual knowledge, no condition exists that with the passage of time or delivery of notice or both would constitute a Default by Lessor under the terms of the Lease.

6.1.2 Lessee has no right, claim, or action for recovery against Lessor, except as provided in Paragraph 5 of the Lease pertaining to the Security Deposit.

6.1.3 Lessee has not initiated any insolvency proceeding and has no present intent to initiate any insolvency proceeding.

6.2 Confirmation. Except as modified by this Amendment, the Lease is hereby ratified and confirmed.

6.3 Defined Terms. Defined (capitalized) terms used in this Amendment shall have the same meanings as in the Lease.

LMC-Sorrento Investment Company, LLC,		Ambit Biosciences Corporation,
a California limited liability company		a Delaware corporation

By	/s/ Lee M. Chesnut	By	/s/ M. Salka

Lee M. Chesnut, Manager	Print name	M SALKA

Title	CEO

Schedule of Exhibits

Exhibit 2        Diagram of Premises as Expanded

2

THIRD AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-

TENANT LEASE – NET

THIS THIRD AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – NET (this “Amendment”) is entered into as of this 19 day of June, 2008 (the “Execution Date”), by and between BMR-SORRENTO VALLEY LLC, a Delaware limited liability company (“Lessor,” as successor-in-interest to LMC-Sorrento Investment Company, LLC (“Original Lessor”)), and AMBIT BIOSCIENCES CORPORATION, a Delaware corporation (“Lessee”).

RECITALS

A. WHEREAS, Original Lessor and Lessee entered into that certain Standard Industrial/Commercial Multi-Tenant Lease–Net dated as of July 22, 2004 (the “Original Lease”), as amended by that certain Addendum to Lease dated as of July 22, 2004 (the “Addendum”), that certain First Amendment to Lease dated as of February 24, 2005 (the “First Amendment”), and that certain Second Amendment to Lease dated as of November 1, 2005 (the “Second Amendment” and, collectively with the Original Lease, the Addendum and the First Amendment, and as the same may have been further amended, supplemented or otherwise modified from time to time, the “Lease”), whereby Lessee leases certain premises (the “Original Premises”) from Lessor at 4215 Sorrento Valley Boulevard in San Diego, California (the “Building”);

B. WHEREAS, Lessee desires to expand its premises and extend the term of the Lease; and

C. WHEREAS, Lessor and Lessee desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Lessor and Lessee, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The term “Amended Lease” means the Lease, as amended by this Amendment.

2. Premises. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, approximately seven thousand five hundred seven (7,507) rentable square feet of additional premises, as depicted on Exhibit A attached hereto (the “Additional Premises”). From and after the Additional Premises Rent Commencement Date (as defined below), the term “Premises,” as used in the Amended Lease, shall mean fifty-four thousand nine hundred twenty-four (54,924) rentable square feet, consisting of the Original Premises plus the Additional Premises. The second (2nd) sentence of Section 1.2(a) of the Original Lease is hereby deleted and of no further force or effect. The second (2nd) and third (3rd) sentences of Section 1.2 of the Addendum are hereby replaced in their entirety with the following: “The “Unit” and the “Premises” consist of the Project.”

3. Parking. Section 1.2(b) of the Original Lease is hereby replaced in its entirety with the following: “Parking: All vehicle parking spaces at the Project. (See also Paragraph 2.6).”

4. Common Area Operating Expenses. From and after the Additional Premises Rent Commencement Date (as defined below), Lessee’s Share of Common Area Operating Expenses equals one hundred percent (100%).

5. Term.

a. Extension Term. The Expiration Date is hereby changed to July 31, 2014. The period from August 1, 2008, through July 31, 2014, is referred to herein as the “Extension Period.”

b. Option Term. Section 1.3.2 of the Addendum is hereby replaced in its entirety with the following:

Form dated 5/3/07

1.3.2 Lessee shall have the option to further extend the term of the Amended Lease by five (5) years as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. Any extension of the term pursuant to the option shall be on all the same terms and conditions as the Amended Lease, except as follows:

a. The option is not assignable separate and apart from the Lease.

b. The option is conditional upon Lessee giving Lessor written notice of its election to exercise the option at least twelve (12) months prior to the end of the expiration of the Extension Term. Time shall be of the essence as to Lessee’s exercise of the option. Lessee assumes full responsibility for maintaining a record of the deadlines to exercise the option. Lessee acknowledges that it would be inequitable to require Lessor to accept any exercise of the option after the date provided for in this paragraph.

c. Notwithstanding anything contained in this Section 1.3.2, Lessee shall not have the right to exercise the option:

i. During the time commencing from the date Lessor delivers to Lessee a written notice that Lessee is in monetary Default under any provisions of the Amended Lease and continuing until Lessee has cured the specified monetary Default to Lessor’s reasonable satisfaction; or

ii. At any time after any Breach (provided, however, that, for purposes of this Section 1.3.2(c)(ii), Lessor shall not be required to provide Lessee with notice of such Breach) and continuing until Lessee cures any such Breach, if such Breach is susceptible to being cured; or

iii. In the event that Lessee has monetarily Defaulted in the performance of its obligations under the Amended Lease two (2) or more times and a service or late charge has become payable under Section 13.4 of the Amended Lease for each of such monetary Defaults during the twelve (12)-month period immediately prior to the date that Lessee intends to exercise the option, whether or not Lessee has cured such monetary Defaults.

d. The period of time within which Lessee may exercise the option shall not be extended or enlarged by reason of Lessee’s inability to exercise such option because of the provisions of Section 1.3.2(c).

e. All of Lessee’s rights under the provisions of the option shall terminate and be of no further force or effect even after Lessee’s due and timely exercise of the option if after such exercise, but prior to the commencement date of the new term, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of twenty (20) days after written notice from Lessor to Lessee, (b) Lessee fails to commence to cure a Default (other than a monetary Default) within thirty (30) days after the date Lessor gives notice to Lessee of such Default or (c) Lessee has Defaulted under the Lease two (2) or more times and a service or late charge under Section 13.4 of the Lease has become payable for any such Default, whether or not Lessee has cured such Defaults.

c. Provided it is not then in Default of its obligations under the Amended Lease, Lessee shall have the right to terminate the Amended Lease as of July 31, 2011, or July 31, 2012, in each case upon twelve (12) months’ prior written notice to Lessor.

i. If Lessee elects to terminate the Amended Lease as of:

A. July 31, 2011, then Lessee shall pay to Lessor as a termination fee six (6) months of the July, 2011, Base Rent and operating expenses, plus the unamortized cost of

Tenant Improvements (as defined below) and unamortized leasing commissions as of the date of termination.

B. If Lessee elects to terminate the Amended Lease as of July 31, 2012, then Lessee shall pay to Lessor as a termination fee three (3) months of the July, 2012, Base Rent and operating expenses, plus the unamortized cost of Tenant Improvements (as defined below) and unamortized leasing commissions as of the date of termination.

ii. If Lessee elects to terminate the Amended Lease in accordance with this Section 5(c), then Lessor shall have the right to match an offer by any other landlord or potential landlord made to Lessee to lease available space in a project owned by such landlord (“ROFR”). Lessee shall deliver any such proposals to Lessor within five (5) business days after Lessee receives any such proposal (a “Notice of Offer”). Following Lessor’s receipt of any Notice of Offer, Lessor shall respond to Lessee in writing within five (5) business days and inform Lessee whether Lessor (or an affiliate of Lessor owning a building in the Sorrento Valley area) will match, with respect to the Premises (or such other building), the terms contained in the Notice of Offer.

A. If Lessor timely notifies Lessee that Lessor (or its affiliate) elects to lease the Premises (or other premises) on the terms and conditions set forth in the Notice of Offer, then Lessor shall lease the Premises to Lessee upon the terms and conditions set forth in the Notice of Offer, and Lessor (or its affiliate, as applicable) and Lessee shall use good faith efforts to execute a new lease or an amendment to the Amended Lease reflecting such terms and conditions within fifteen (15) days after Lessee’s receipt of notice of Lessor’s election. In the event that Landlord (or its affiliate, as applicable) and Tenant execute such new lease or amendment to the Amended Lease, Lessee shall not be required to pay any termination fees in accordance with this Section 5(c).

B. If Lessor notifies Lessee that Lessor (and its affiliates) elects not to lease the Premises (or other premises) on the terms and conditions set forth in the Notice of Offer, or if Lessor fails to notify Lessee of Lessor’s election within the five (5) business day period described above, then Lessee shall have the right to consummate a lease of the other landlord’s premises on the same material terms as set forth in the Notice of Offer following Lessor’s (and its affiliates’) election (or deemed election) not to lease the Premises to Lessee. If Lessee does not lease such other premises within ninety (90) days after Lessor’s election (or deemed election) not to lease the Premises (or other premises) to Lessee, then the ROFR shall be fully reinstated, and Lessee shall not thereafter lease any other such premises without again complying with the procedures set forth in this Section 5(c)(ii).

6. Base Rent. Notwithstanding anything in the Lease to the contrary, as of the commencement of the Extension Period, Base Rent shall equal Two and 50/100 Dollars ($2.50) per rentable square foot per month, increasing by three percent (3%) on each annual anniversary of the commencement of the Extension Period.

a. Commencement. Lessee shall pay to Lessor Base Rent for the Additional Premises commencing on the date (the “Additional Premises Rent Commencement Date”) that is the earlier of (a) Tenant’s occupancy of the Additional Premises for the Agreed Use and (b) September 1, 2008; provided that Lessee shall have the right to access the Additional Premises prior to such date for the purpose of constructing the Tenant Improvements.

b. Determination of Base Rent for First Lease Year of Option Period.

i. In the first (1st) sentence of Section 1.5.3 of the Addendum, the words “for the fifth Lease Year of the Original Term” are hereby replaced with the words “at the expiration of the Extension Term.”

ii. In the last paragraph of Section 1.5.3 of the Addendum, the words (A) “104 percent” are hereby replaced in each instance where they appear with the words “one hundred three percent (103%)” and (B) “in effect during the fifth Lease Year” and “payable during the fifth Lease Year” are hereby replaced in each instance where they appear with the words “in effect at the expiration of the Extension Term.”

c. Determination of Base Rent for Subsequent Lease Years of Option Period. In the first (1st) sentence of Section 1.5.4 of the Addendum, the number “1.04” is hereby replaced with the words “one and three hundredths (1.03).” The second (2nd) sentence of Section 1.5.4 of the Addendum is hereby deleted and of no further force or effect.

7. Broker. Lessee represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Grubb & Ellis | BRE Commercial (“Broker”), and agrees to indemnify, defend and hold Lessor harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Amendment, and Lessor shall pay such commission to Broker pursuant to a separate agreement between Lessor and Broker.

8. Condition. Lessee acknowledges that (a) it is in possession of the Original Premises and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Amended Lease to the contrary, agrees to take the same in their condition “as is” as of the first day of the Extension Term, and (b) Lessor shall have no obligation to alter, repair or otherwise prepare the Premises for Lessee’s occupancy for the Extension Term or to pay for any improvements to the Premises, except for Lessor’s obligations with respect to the TI Allowance (as defined below). Lessor hereby agrees that upon approval of the construction plans for the Additional Premises, Lessee shall have no obligation to return any of the Premises to the condition the Premises were in prior to the construction of any Tenant Improvements completed by Lessee. Therefore, the last sentence of Section 50.4.3 of the Addendum is hereby deleted and of no further force or effect.

9. Compliance. The last sentence of Section 2.3 of the Original Lease (beginning “If the Applicable Requirements…”), Sections 2.3(a) and (c) of the Original Lease and the second (2nd) sentence of Section 2.3 of the Addendum are hereby deleted and of no further force or effect.

10. Delay in Possession. Section 3.3 of the Addendum is hereby deleted and of no further force or effect.

11. Common Area Operating Expenses. Section 4.2 of the Original Lease and Section 4.2 of the Addendum are hereby replaced in their entirety with the following: “Lessee shall pay to Lessor on the first day of each calendar month of the Extension Term and any subsequent extension thereof, as Rent, a property management fee equal to one percent (1%) of the Base Rent due from Lessee for such month.

12. Security Deposit. Lessee shall deposit with Lessor as of the Execution Date an increase in the Security Deposit in the amount of Thirty-Two Thousand Nine Hundred Ninety-Two and 60/100 Dollars ($32,992.60), so that the total required Security Deposit equals One Hundred Thirty-Seven Thousand Three Hundred Ten Dollars ($137,310). The Security Deposit shall be in the form of cash.

13. Maintenance; Repairs.

a. Sections 7.1 and 7.2 of the Original Lease and Section 7.2 of the Addendum are hereby deleted and of no further force or effect.

b. The following shall be added to Section 7.3(b) of the Original Lease: “Lessee shall not need Lessor’s consent to make any Alterations to the Premises if the Alterations to be performed do not exceed Twenty Thousand Dollars ($20,000) in value. When consent is required by Lessor, such consent shall not be unreasonably withheld and shall be deemed approved if not given within ten (10) business days after Landlord’s receipt of all of the items required by this Section 7.3.

c. Lessee, at its sole cost and expense, shall maintain and keep the Premises, all improvements thereon, and all appurtenances thereto, including but not limited to sidewalks, parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated that are now or hereafter on the Premises, in good condition and in a manner consistent with the Agreed Use. Lessee shall maintain and make all repairs, replacements and improvements, including, without limitation, all structural, roof, HVAC, plumbing and electrical maintenance, repairs, replacements and improvements required, and shall keep the same free and clear from all rubbish and debris; provided, however, that, with respect only to any capital repairs or improvements made to the Premises as to which the useful life is longer than the remaining Extension Period as of the date of such repair or improvement, the cost of such repairs and improvements shall be amortized over their useful lives in accordance with generally accepted accounting principles (but in no event longer than ten (10) years) and Lessee shall be liable only for that portion of the amortized costs corresponding to the then-remaining term of the Amended Lease, as the term may be extended from time to time. All repairs made by Lessee shall be at least equal in quality to the original work, and shall be made only by a licensed, bonded contractor approved in advance, which approval shall not be unreasonably withheld and shall be given within five (5) business days by Lessor; provided, however, that such contractor need not be bonded or approved by Lessor if the non-structural alterations, repairs, additions or improvements to be performed do not exceed Fifty Thousand Dollars ($50,000) in value. Lessor may impose reasonable restrictions and requirements with respect to such repairs. Lessee shall not take or omit to take any action, the taking or omission of which shall cause waste, damage or injury to the Premises. Lessee shall indemnify, save, defend (by legal counsel acceptable to Lessor) and hold harmless Lessor from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same arising out of the failure of Lessee or Lessee’s Agents to perform the covenants contained in this paragraph. “Lessee’s Agents” shall be defined to include Lessee’s officers, employees, agents, contractors, invitees, customers and subcontractors.

d. Lessee shall maintain the lines designating the parking spaces in good condition and paint the same as often as may be necessary, so that they are easily discernable at all times; resurface the parking areas as necessary to maintain them in good condition; paint any exterior portions of the Building as necessary to maintain them in good condition; maintain the roof and landscaping in good condition; maintain sightly screens, barricades or enclosures around any waste or storage areas; and take all reasonable precautions to insure that the drainage facilities of the roof are not clogged and are in good and operable condition at all times.

e. There shall be no abatement of Rent and no liability of Lessor by reason of any injury to or interference with Lessee’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein, unless as the result of an act of gross negligence by Lessor.

f. During the term, Lessor shall not be required to maintain or make any repairs or replacements of any nature or description whatsoever to the Premises. Lessee hereby expressly waives the right to make repairs at the expense of Lessor as provided for in any applicable laws in effect as of the Execution Date, or in any other applicable laws that may hereafter be enacted, and waives its rights under applicable laws relating to a landlord’s duty to maintain its premises in a tenantable condition. Notwithstanding the foregoing, if Lessee shall fail within thirty (30) days after reasonable notice, to maintain or to commence and thereafter to proceed with diligence to make any repair required of it pursuant to the terms of the Amended Lease, Lessor, without being under any obligation to do so and without thereby waiving such default by Lessee, may so maintain or make such repair and may charge Lessee for the costs thereof. Any expense reasonably incurred by Lessor in connection with the making of such repairs may be billed by Lessor to Lessee monthly or, at Lessor’s option, immediately, and shall be due and payable within fifteen (15) days after such billing or, at Lessor’s option, may be deducted from the Security Deposit.

g. Lessor and Lessor’s agents shall have the right to enter upon the Premises or any portion thereof for the purposes of performing any repairs or maintenance Lessor is permitted to make pursuant to the Amended Lease, and of ascertaining the condition of the Premises or whether Lessee is observing and performing Lessee’s obligations hereunder, all without unreasonable interference from Lessee or Lessee’s Agents. Except for emergency maintenance or repairs, the right of entry contained in this paragraph shall be exercisable at reasonable times, at reasonable hours and on reasonable notice.

h. Lessee shall promptly after the full execution thereof provide to Landlord copies of all repair and maintenance contracts entered into by Lessee related to the Property. Lessor shall have the right to inspect the Premises upon twenty-four (24) hours’ prior notice to Lessee.

14. Insurance.

a. Section 8.3(a) of the Original Lease is hereby replaced in its entirety with the following: “Lessor shall maintain insurance for the Premises in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Lessor upon its books or tax returns) or such lesser coverage as Lessor may elect, provided that such coverage shall not be less than ninety percent (90%) of such full replacement cost or the amount of such insurance the Lender, if any, requires Lessor to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Lessor, subject to availability thereof, shall further insure, if Lessor deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Lessor may, but shall not be deemed required to, provide insurance for any improvements installed by Lessee or that are in addition to the standard improvements customarily furnished by Lessor, without regard to whether or not such are made a part of or are affixed to the Building. In addition, Lessor shall carry public liability insurance with a single limit of not less than One Million Dollars ($1,000,000) for death or bodily injury, or property damage with respect to the Premises. Lessee shall pay within thirty (30) days after receipt of an invoice therefor from Lessor the costs of any premiums or deductibles related to insurance carried by Lessor pursuant to this Lease.”

b. Section 8.3 of the Addendum is hereby deleted and of no further force or effect.

15. Damage or Destruction. The following is added as Section 9(e) to the Original Lease: ““Hazardous Substance Condition” means the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance in, on or under the Premises.”

16. Real Property Taxes.

a. Section 10.2 of the Original Lease is hereby replaced in its entirety with the following: “Lessor shall pay the Real Property Taxes applicable to the Project, and Lessee shall reimburse Lessor within thirty (30) days after receipt from Lessor of an invoice therefor.”

b. Sections 10.3 and 10.4 of the Original Lease are hereby deleted and of no further force or effect.

17. Utilities. Section 11 of the Original Lease and Section 11 of the Addendum are hereby replaced in their entirety with the following: “Lessee shall contract directly with utility providers for the Premises and shall pay for all utilities furnished to the Project directly to the providers thereof.”

18. Lessee’s Work. The second (2nd) sentence of Section 50.4.1 of the Addendum is hereby terminated and of no further force or effect.

19. Lender’s Approval. Section 53 of the Addendum, Section 5 of the First Amendment and Section 5 of the Second Amendment are hereby deleted and of no further force or effect.

20. Tenant Improvements.

a. Lessee shall cause to be constructed tenant improvements in the Additional Premises and perform capital improvements at the Project (the “Tenant Improvements”) at a cost to Lessor not to exceed (a) Four Hundred Twenty-One Thousand Dollars ($421,000) (the “Base TI Allowance”) plus (b) if properly requested by Lessee pursuant to this Section 20(a), Two Hundred Fifty Thousand Dollars ($250,000) (the “Additional TI Allowance”), for a total of Six Hundred Seventy-One Thousand Dollars ($671,000). The Base TI Allowance, together with Additional TI

Allowance (if properly requested by Lessee pursuant to this Section 20(a)), shall be referred to herein as the “TI Allowance.” The TI Allowance may be applied to the costs of (o) construction, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Lessee, (q) building permits and other taxes, fees, charges and levies by governmental authorities for permits or for inspections of the Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures. In no event shall the TI Allowance be used for (v) the cost of work that is not authorized by plans approved in advance in writing by Lessor (the “Approved Plans”), which approval shall not be unreasonably withheld by Lessor and shall be given or withheld within ten (10) business days after Lessor’s receipt of the plans from Tenant, (w) payments to Lessee or any affiliates of Lessee, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs resulting from any Default by Lessee of its obligations under the Amended Lease or (z) costs that are recoverable by Lessee from a third party (e.g., insurers, warrantors, or tortfeasors).

b. Base Rent shall be increased to include the amount of the Additional TI Allowance disbursed by Lessor in accordance with this Amendment amortized over the Extension Term at a rate of nine percent (9%). Lessee shall have until December 31, 2009 (the “TI Deadline”), to expend the unused portion of the TI Allowance, after which date Lessor’s obligation to fund such costs shall expire. The amount by which Base Rent shall be increased shall be determined (and Base Rent shall be increased accordingly) as of the Additional Premises Rent Commencement Date and, if such determination does not reflect use by Lessee of all of the Additional TI Allowance, shall be determined again as of the TI Deadline, with Lessee paying (on the next succeeding day that Base Rent is due under the Amended Lease (the “TI True-Up Date”)) any underpayment of the further adjusted Base Rent for the period beginning on the Additional Premises Rent Commencement Date and ending on the TI True-Up Date.

c. Lessor shall not be obligated to expend any portion of the Additional TI Allowance until Lessor shall have received from Lessee a letter in the form attached as Exhibit B hereto executed by an authorized officer of Lessee.

d. Promptly after completion of the Tenant Improvements, Lessee shall deliver to Lessor (i) a certificate of occupancy for the Additional Premises suitable for the Agreed Use and (ii) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor.

e. Lessee shall execute and deliver to Lessor written acknowledgment of the actual Additional Premises Rent Commencement Date within ten (10) days after Lessee takes occupancy of the Additional Premises for the Agreed Use, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Additional Premises Rent Commencement Date or Lessor’s or Lessee’s liability hereunder. Failure by Lessee to obtain validation by any medical review board or other similar governmental licensing of the Additional Premises required for the Agreed Use by Lessee shall not serve to extend the Additional Premises Rent Commencement Date.

f. Prior to entering upon the Additional Premises, Lessee shall furnish to Lessor evidence satisfactory to Lessor that insurance coverages required of Lessee under the provisions of Section 8 of the Original Lease are in effect, and such entry shall be subject to all the terms and conditions of the Amended Lease other than the payment of Base Rent or Lessee’s Share of Common Area Operating Expenses.

g. Lessee, at its sole cost and expense (except for the Base TI Allowance and, if properly requested by Tenant, the Additional TI Allowance), shall complete the Tenant Improvements in all respects in accordance with the provisions of the Amended Lease. The Tenant Improvements shall be deemed completed at such time as Lessee, at its sole cost and expense (except for the Base TI Allowance and, if properly requested by Tenant, the Additional TI Allowance) shall furnish to Lessor (i) evidence satisfactory to Lessor that (A) the Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each Major Subcontractor’s and Major Supplier’s final waivers and releases of liens), (B) the Tenant Improvements have been accepted by Lessor, (C) any and all liens related to the Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (D) no security interests relating to the Tenant Improvements are outstanding, (ii) all certifications and approvals with respect to the Tenant Improvements that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the Premises, (c) certificates of insurance required by the Amended Lease to be purchased and maintained by Lessee, (d) a certificate from Lessee’s architect certifying that all work described in the Approved Plans is substantially complete, which certificate may be in the form of AIA Document G704, and (e) complete drawing print sets and electronic CADD flies on disc of all contract documents for work performed by their architect and engineers in relation to the Tenant Improvements. As used herein, the term “Major Subcontractor” shall mean any subcontractor who performs work in connection with the Tenant Improvements for compensation in excess of Ten Thousand Dollars ($10,000), and the term “Major Supplier” shall mean any material supplier who supplies materials in connection with the Tenant Improvements for a purchase price in excess of Twenty-Five Thousand Dollars ($25,000). Lessor and Lessee shall mutually agree upon the selection of the architect, engineer, general contractor and major subcontractors, and Lessor and Lessee shall each participate in the review of the competitive bid process.

h. Lessee assumes sole responsibility and liability for any and all injuries or the death of any persons, including Lessee’s contractors and subcontractors and their respective employees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Lessee, Lessee’s contractors or subcontractors, or their respective employees in the prosecution of the Tenant Improvements. Lessee agrees to indemnify, defend, protect and save free and harmless Lessor and Lessor’s affiliates, agents and employees from and against all losses and expenses, including reasonable attorneys’ fees and expenses, that Lessor may incur as the result of claims or lawsuits due to, because of, or arising out of any and all such injuries, death or damage, whether real or alleged, and Lessee and Lessee’s contractors and subcontractors shall assume and defend at their sole cost and expense all such claims or lawsuits; provided, however, that nothing contained in this Section 20(h) shall be deemed to indemnify or otherwise hold Lessor harmless from or against liability caused by the gross negligence or willful misconduct of Lessor or any agent, contractor or employee of Lessor. Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Lessee, notwithstanding the fact that Lessor may have approved of the same in writing. All material and equipment furnished by Lessee as the Tenant Improvements shall be new or “like new” and the Tenant Improvements shall be performed in a first-class, workmanlike manner.

i. Upon submission by Lessee to Lessor of (a) a statement (an “Advance Request”) setting forth the total amount requested, (b) a detailed summary of the Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, and (c) lien releases from the general contractor and each Major Subcontractor and Major Supplier with respect to the portion of the Tenant Improvements corresponding to the Advance Request, then Lessor shall, within thirty (30) days following receipt by Lessor of an Advance Request and the accompanying materials required by this Section 20(i), advance to Lessee the amount set forth in such Advance Request; provided, however, that, with respect to any Advance Requests subject to the limits set forth in Section 20(a), Lessor shall advance to Lessee the requested amount as limited by Section 20(a).

21. No Default. Lessee represents, warrants and covenants that, to the best of Lessee’s knowledge, Lessor and Lessee are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Lessor or Lessee thereunder.

22. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

23. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Lessor and Lessee. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

24. Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LESSOR:

BMR-SORRENTO VALLEY LLC, a Delaware limited liability company

By:	/s/ Greg Tubushkin

Name:	Greg Tubushkin

Title:	VP, Chief Accounting Officer

LESSEE:

AMBIT BIOSCIENCES CORPORATION, a Delaware corporation

By:	/s/ Donald R. Myll

Name:	Donald R. Myll

Title:	CFO

EXHIBIT A

ADDITIONAL PREMISES

EXHIBIT B

FORM OF ADDITIONAL TI ALLOWANCE ACCEPTANCE LETTER

[LESSEE LETTERHEAD]

BMR-Sorrento Valley LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attn: General Counsel/Real Estate

[Date]

Re:	Additional TI Allowance

To Whom It May Concern:

This letter concerns that certain Third Amendment to Standard Industrial/Commercial Multi-Tenant Lease—Net dated as of June [  ], 2008 (the “Amendment”), between BMR-Sorrento Valley LLC (“Lessor”) and Ambit Biosciences Corporation (“Lessee”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Amendment.

Lessee hereby notifies Lessor that it wishes to exercise its right to utilize the Additional TI Allowance pursuant to Section 20(c) of the Amendment.

If you have any questions, please do not hesitate to call [            ] at ([        ]) [        ]- [        ].

Sincerely,

[Name]
[Title of Authorized Signatory]

cc:	Greg Lubushkin

John Wilson

Kevin Simonsen

B-1

EXHIBIT C

ACKNOWLEDGEMENT OF ADDITIONAL PREMISES

RENT COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF ADDITIONAL PREMISES RENT COMMENCEMENT DATE is entered into as of [            ], 20[    ], with reference to that certain Third Amendment to Standard Industrial/Commercial Multi-Tenant Lease – Net dated as of June [    ], 2008 (the “Amendment”), by AMBIT BIOSCIENCES CORPORATION, a Delaware corporation (“Lessee”), in favor of BMR-Sorrento Valley LLC, a Delaware limited liability company (“Lessor”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amendment.

Lessee hereby confirms the following:

1. Lessee accepted possession of the Additional Premises on [    ], 2008.

2. All conditions of the Amended Lease to be performed by Lessor as a condition to the full effectiveness of the Amended Lease have been satisfied, and Lessor has fulfilled all of its duties in the nature of inducements offered to Lessee to lease the Additional Premises.

3. In accordance with the provisions of Section 20 of the Amendment, the Additional Premises Rent Commencement Date is [            ], 20[    ].

4. Lessee commenced occupancy of the Additional Premises for the Agreed Use on [            ], 20[    ].

5. The Amended Lease is in full force and effect, and the same represents the entire agreement between Lessor and Lessee concerning the Premises[, except [            ]].

6. Lessee has no existing defenses against the enforcement of the Amended Lease by Lessor, and there exist no offsets or credits against Rent owed or to be owed by Lessee.

7. The obligation to pay Rent is presently in effect and all Rent obligations on the part of Lessee under the Amended Lease with respect to the Additional Premises commenced to accrue on [            ], 20[    ].

8. The undersigned Lessee has not made any prior assignment, transfer, hypothecation or pledge of the Amended Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

IN WITNESS WHEREOF, Lessee has executed this Acknowledgment of Additional Premises Rent Commencement Date as of the date first written above.

LESSEE:

AMBIT BIOSCIENCES CORPORATION, a Delaware corporation

By:
Name:
Title:

C-1

FOURTH AMENDMENT TO

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE—NET

THIS FOURTH AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE -NET (this “Amendment”) is entered into as of this 17th day of July, 2012 (“Effective Date”), by and between BMR-SORRENTO VALLEY BOULEVARD LP, a Delaware limited partnership (“Landlord,” as successor-in-interest to LMC-Sorrento Investment Company, LLC (“Original Landlord”)), and AMBIT BIOSCIENCES CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Original Landlord and Tenant entered into that certain Standard Industrial/Commercial Multi-Tenant Lease—Net dated as of July 22, 2004, as amended by that certain Addendum to Lease dated as of July 22, 2004 (the “Addendum”), that certain First Amendment to Lease dated as of February 25, 2004, that certain Second Amendment to Lease dated as of November 1, 2005 and that certain Third Amendment to Standard Industrial/Commercial Multi-Tenant Lease-Net dated as of June 19, 2008 (“Third Amendment,” and, collectively, as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises located at 4215 Sorrento Valley Boulevard, San Diego, California (“Premises”);

B. WHEREAS, on July 29, 2011, by written notice to Landlord (the “Early Termination Notice”), Tenant exercised its right to terminate the Lease as of July 31, 2012 (the “Early Termination Date”), as allowed by the Lease. As a condition to such termination, Tenant owes Landlord the sum of $897,763.94 (the “Termination Payment”);

C. WHEREAS, Tenant has since requested that Landlord extend the term of the Lease beyond the Early Termination Date and concurrently enter into a new lease (the “New Lease”) for premises located at 11080 Roselle Street, San Diego, California (the “New Premises”); and

D. WHEREAS, Landlord and Tenant desire to modify and amend the Lease according to the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

2. Expiration of Amended Lease. Notwithstanding the Early Termination Notice or anything in the Amended Lease to the contrary, Landlord and Tenant hereby agree that the Amended Lease shall be reinstated and amended to change the Expiration Date to the Term Commencement Date of the New Lease (as defined therein). From the Early Termination Date until the Expiration Date, Tenant shall pay a reduced rate of Base Rent in the amount of Fifty-Four Thousand Nine Hundred Twenty-Four Dollars ($54,924) per month plus all other Project-related costs (but excluding the property management fee set forth in Section 4.2 of the Lease, real property taxes and Landlord’s insurance). Except as otherwise modified below in Section 3, the foregoing reinstatement and amendment shall not affect Tenant’s obligation to make the Termination Payment to Landlord.

3. Termination Payment. Provided Landlord and Tenant have fully executed the New Lease by July 18, 2012, Landlord agrees to reduce the amount of the Termination Payment payable by Tenant and to allow Tenant to pay such reduced Termination Payment in installments as set forth below. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the term. Tenant shall make the following payments to Landlord on the date specified, without notice, demand or offset, at the address for payment of Rent set forth in the Lease:

Date Due:	Payment Amount:
Upon execution of this Amendment	$137,310.00	*
First anniversary of the Expiration Date	$117,226.97
Second anniversary of the Expiration Date	$117,226.97

*

Landlord and Tenant agree that Landlord shall retain 100% of the Security Deposit held by Landlord under the Amended Lease in satisfaction of the payment due upon execution of this Amendment, and Tenant waives all rights to a return of the Security Deposit under the Amended Lease or by law upon expiration of the term. If, as of the Expiration Date, the Security Deposit is not sufficient to satisfy the first (1st) installment of the Termination Payment, Tenant shall pay Landlord the shortfall no later than the Expiration Date.

4. Maintenance and Repairs. Notwithstanding any provisions to the contrary in Section 13 of the Third Amendment, from and after the Effective Date, Landlord and Tenant acknowledge and agree that Tenant shall not have the obligation to repair or replace any large capital expenditure items, including without limitation, the roof, structural elements, boilers, condensers, and HVAC units at the Premises. Landlord and Tenant agree that it shall be sufficient for Tenant to make such limited repairs as necessary to maintain the habitability of the Premises until the Expiration Date; it being understood that Landlord intends to undertake a major renovation of the Premises after the Expiration Date. Notwithstanding the foregoing, nothing herein is intended to transfer the obligation for such repairs or replacement to Landlord during the remaining the period from the Effective Date through the Expiration Date, and Tenant continues to assume the obligation of addressing any maintenance or repair items through the Expiration Date subject to the limitations in this provision.

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5. Condition of Premises. On the Expiration Date, subject to Section 4 above, Tenant shall surrender possession of the Premises to Landlord broom clean; in as good and sanitary order, condition and repair as when received, reasonable wear and tear excepted; and otherwise in accordance with the terms of the Amended Lease, including (without limitation) Section 6.5 of the Addendum.

6. Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Notwithstanding that the Expiration Date may have then occurred, failure of Tenant to make any payment due hereunder when required (including (without limitation) any installment of the Termination Payment) or any default by Tenant under the New Lease shall be a default under the Amended Lease entitling Landlord to exercise all rights and remedies available to Landlord at law or in equity or under the Amended Lease, (including (without limitation) voiding (at its election and in its sole and absolute discretion) the early expiration of the Amended Lease and consequently changing the Expiration Date back to July 31, 2014; and enforcing all of Tenant’s obligations under the Amended Lease (including (without limitation) the payment of Rent). This Section 6 shall survive the expiration or earlier termination of the term.

7. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

8. Notices. Tenant confirms that, notwithstanding anything in the Amended Lease to the contrary, notices delivered to Tenant pursuant to the Amended Lease should be sent to:

Ambit Biosciences Corporation

4125 Sorrento Valley Boulevard

San Diego, CA 92121

Attn: Mr. Alan Furhman, CFO

8. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Amended Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

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9. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-SORRENTO VALLEY BOULEVARD LP,

a Delaware limited partnership

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

AMBIT BIOSCIENCES CORPORATION,

a Delaware corporation

By:	/s/ Alan Furhman
Name:	Alan Furhman
Title:	CFO